Exhibit 10.1

FIRST AMENDMENT TO LOAN DOCUMENTS (WITH RATIFICATION OF GUARANTY)

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (WITH RATIFICATION OF GUARANTY) (this “Amendment”) dated as of this 24th day of July, 2026, by and between GALAXY GAMING, INC., a Nevada corporation (“Borrower”) and BMO BANK N.A., a national banking association (“Bank”).

W I T N E S S E T H:

WHEREAS, Borrower and Bank entered into that certain Credit Agreement dated as of January 6, 2025 (the “Original Credit Agreement”; as amended hereby, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), represented in part, by (i) that certain Revolving Note dated as of January 6, 2025 (as amended, modified and restated from time to time, the “Revolving Note”), pursuant to which Bank made a revolving loan to Borrower in the maximum aggregate principal amount of Two Million Dollars ($2,00,000.00) (the “Revolving Loan”) and (ii) that certain Term Note dated as of January 6, 2025 and (as amended, modified and restated from time to time, the “Term Note” and, together with the Revolving Note, collectively, the “Notes”), pursuant to which Bank made a term loan to Borrower in the maximum aggregate principal amount of Forty-Five Million Dollars ($45,000,000.00) (the “Term Loan” and, together with the Revolving Loan, collectively, the “Loans”); and

WHEREAS, the Loans are secured by, among other items, the following documents:

i. that certain General Security Agreement dated as of January 6, 2025 (the “General Security Agreement”), made by Progressive Games Partners, LLC, a Nevada limited liability company, Galaxy Gaming-01, LLC, a Nevada limited liability company (collectively, “Guarantor”), Borrower, and Bank;

ii. that certain Confirmatory Grant of Security Interest in Trademarks dated as of January 6, 2025 (the “Trademark Security Agreement”), made by Borrower in favor of Bank;

iii. that certain Confirmatory Grant of Security Interest in Patents dated as of January 6, 2025 (the “Patent Security Agreement”), made by Borrower in favor of Bank;

iv. that certain Confirmatory Grant of Security Interest in Copyrights dated as of January 6, 2025 (the “Copyright Security Agreement”), made by Borrower in favor of Bank;

v. that certain Pledge Agreement dated as of January 6, 2025 (the “Pledge Agreement” and, together with the General Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, and the Copyright Security Agreement, the “Collateral Documents”), made by Borrower in favor of Bank;

vi. that certain Guaranty dated as of January 6, 2025 (the “Guarantor”), made by Guarantors in favor of Bank; and

vii. certain other documents, instruments or agreements executed and delivered by Borrower, Guarantor or any other party to Bank evidencing, securing, governing, guaranteeing or otherwise pertaining to the Loans and which are defined as “Loan Documents” in the Credit Agreement (all of which, together with all renewals, amendments, modifications, restatements, extensions and supplements thereof and thereto, are collectively referred to as the “Original Loan Documents”);

WHEREAS, at the time the Original Loan Documents were executed, the Borrower anticipated being acquired by a subsidiary of Evolution Malta Holding Limited, Evolution AB (publ) (“Evolution”) (the “Evolution Acquisition”) pursuant to the Agreement and Plan of Merger, executed by and between Borrower and Evolution and an Evolution affiliate (the “Merger Agreement”).

WHEREAS, the deadline for the closing of the Evolution Acquisition is July 17, 2026 (the “Acquisition Deadline”).

WHEREAS, pursuant to the Merger Agreement, if the Evolution Acquisition is terminated after the Acquisition Deadline, the Borrower shall be entitled to a termination fee of $5,234,678 (the “Termination Fee”).

WHEREAS, in anticipation of the Merger Agreement being terminated after the Acquisition Deadline, and as a precautionary measure by Borrower, the Borrower has requested that Bank amend the terms of the Credit Agreement with respect to the restricted payments covenant set forth in Section 7.6 of the Credit Agreement, which prohibits the Borrower from directly or indirectly purchasing, redeeming or otherwise acquiring or retiring any of the Borrower’s capital stock or other equity interests; and

WHEREAS, Borrower and Bank have agreed to amend the terms of the Original Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the recitals set forth and made a part hereof, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Incorporation. The preambles of this Amendment are fully incorporated herein by this reference with the same force and effect as though restated herein.

2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and phrases used in this Amendment shall have the respective meanings ascribed to them in the Original Credit Agreement.

3. Amendments. The Credit Agreement is hereby amended as follows:

3.1	Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.6 Dividends and Certain Other Restricted Payments. Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided that the foregoing shall not operate to prevent the making of dividends or distributions by any Subsidiary to Borrower or an Approved Restricted Payment. As used herein, the term “Approved Restricted Payment” means the Borrower’s repurchase of up to an aggregate of $4,000,000.00 of the Borrower’s capital stock, equity interests or warrants provided that the Approved Restricted Payment satisfies and complies with the following conditions:

(i)	the Approved Restricted Payment shall be completed prior to January 6, 2028;

(ii)	the Termination Fee shall be the sole source of funds for the payment of the Approved Restricted Payment;

(iii)

after taking into account the Approved Restricted Payment, the Borrower shall have minimum Unencumbered Liquid Assets of $5,000,000.00, with such liquidity to be determined by the Bank in the Bank’s commercially reasonable and good faith discretion, applying the following Unencumbered Liquid Asset formula where “Unencumbered Liquid Assets” shall mean amounts available for borrowing as Revolving Loans, cash and cash equivalents; provided, however, retirement accounts shall not be counted as Unencumbered Liquid Assets.

(iv)	as of the most recent reporting period, the Borrower is in compliance with all financial covenants set forth in Section 7.12 of the Credit Agreement; and

(v)	no Default or Event of Default shall occur or be continuing as of the date of any repurchase of the Borrower’s capital stock or equity interests.

For avoidance of doubt, the Borrower’s failure to comply with any of the foregoing conditions shall result in the Bank’s immediate withdrawal of its consent to the Approved Restricted Payment and any repurchase of the Borrower’s capital stock or equity interests shall be deemed in violation of the terms of Section 7.6 of the Credit Agreement.

3.2 Fixed Charge Coverage Ratio. Section 7.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of Borrower ending during the relevant period set forth below, Borrower shall maintain a ratio (the “Fixed Charge Coverage Ratio”) of (i) EBITDA of Borrower and its Subsidiaries for the four fiscal quarters then ended, less (A) capital expenditures made by Borrower and its Subsidiaries during such period that are not financed with proceeds of Indebtedness (other than Revolving Loans), (B) cash taxes, and (C) dividends, distributions, redemptions and repurchases paid to holders of Capital Stock of such Person during such period, other than any of the foregoing paid in connection with the Approved Restricted Payment, and (D) federal, state, and local income taxes paid or payable by such Person during such period, to (ii) Fixed Charges of Borrower and its Subsidiaries for the same four fiscal quarters then ended of not less than:

Period Ending	Ratio Shall not be less than

Fiscal quarters ending on or about 12/31/24 and at all times thereafter	1.10 to 1.0

3.3 Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.5

Financial Reports. Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to Bank and its duly authorized representatives such information respecting the business and financial condition of Borrower and each Subsidiary as Bank may reasonably request; and without any request, shall furnish to Bank:

(a)

as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated and consolidating balance sheet and consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Baker Tilley US, LLP or another firm of independent public accountants of recognized national standing, selected by Borrower and satisfactory to Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(b)

as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) a copy of the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such fiscal quarter and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Bank.

(c)

with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit B signed by the chief financial officer of Borrower or another officer of Borrower acceptable to Bank to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.12 (Financial Covenants).

(d)	Reserved;

(e)

as soon as available, and in any event no later than 30 days after the last day of each fiscal year of Borrower, a copy of Borrower’s consolidated and consolidating business plan for the following fiscal year, such business plan to show Borrower’s projected consolidated and consolidating revenues, expenses and balance sheet on a quarter by quarter/month by month basis, such business plan to be in reasonable detail prepared by Borrower and in form satisfactory to Bank (which shall include a summary of all assumptions made in preparing such business plan);

(f)

promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;

(g)

promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10 K, Form 10 Q and Form 8 K reports) filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(h)

promptly after receipt thereof, a copy of each audit made by any regulatory agency, including any Gaming Authority, of the books and records of Borrower or any Gaming Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Borrower or any Gaming Subsidiary, or its business; and

(i)

promptly after knowledge thereof shall have come to the attention of any responsible officer of Borrower, written notice of (i) any threatened in writing or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower or any Subsidiary or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder.

3.4 The Compliance Certificate attached as Schedule 1 of the Credit Agreement is hereby amended and restated in its entirety with the Compliance Certificate attached as Schedule 1 of this Amendment.

4. Conditions. As a condition precedent to the effectiveness of this Amendment, and to Bank’s obligations hereunder, each of the following conditions precedent shall have been satisfied (as determined by Bank in its reasonable discretion) as of the date of this Amendment:

(a) Bank shall have been reimbursed by Borrower in the full amount of Bank’s reasonable out-of-pocket costs and expenses actually incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation reasonable attorneys’ fees and expenses;

(b) The representations and warranties set forth in this Amendment and all of the Loan Documents shall continue to remain true and correct in all material respects (except for any representations or warranties which are by their terms made as of a specific date, in which case, such representations and warranties were true and correct in all material respects as of such specified date); and

(c) No Default or Event of Default shall occur or be continuing after giving effect to the terms of this Amendment.

The parties agree that this Amendment will not be binding upon or enforceable against Bank until such time as each of the conditions precedent set forth above have been satisfied in Bank’s reasonable determination, and then only after Borrower has fully complied with all of the other terms and conditions set forth in this Amendment. Bank hereby acknowledges that its execution of this Amendment is confirmation of the satisfaction of the above conditions.

5. Representations and Warranties. Borrower hereby represents and warrants to Bank as of the date hereof, and to its actual knowledge, that:

(a) The Loan Documents are in full force and effect and have not been modified, amended or changed, except as expressly provided in this Amendment;

(b) As of the date hereof, there are no charges, liens, claims, defenses or setoffs in favor of Borrower under any of the Loan Documents, including, without limitation, any charges, liens, claims, defenses or setoffs under or against the validity or enforceability of any of the Loan Documents according to their respective terms;

(c) All of the representations, and warranties of Borrower set forth in the Loan Documents, as any of such Loan Documents may have been modified by this Amendment, are true and correct, in all material respects, as of the date hereof (except for any representations or warranties which are by their terms made as of a specific date, in which case, such representations and warranties were true and correct in all material respects as of such specified date); and

(d) After giving effect to the terms of this Amendment, no Default or Event will occur or be continuing under any of the Loan Documents.

6. Lien Status. None of this Amendment, nor any other documents or instruments delivered in connection herewith, constitutes the creation of a new loan or the extinguishment of the debt evidenced by the Notes, nor will they in any way affect or impair the lien of the Collateral Documents, which Borrower hereby acknowledges to be a valid and existing first priority lien on the Collateral and on any other collateral described therein. Borrower agrees that the liens of the Collateral Documents continue to be in full force and effect, unaffected and unimpaired by this Amendment, and that said liens shall so continue as a first priority lien until the Loans are paid in full.

7. Reaffirmation and Ratification of Loan Documents. Borrower hereby ratifies, confirms and reaffirms all covenants, warranties and representations set forth in the Loan Documents to which it is a party as being true as of the date hereof (taking into account any knowledge or other qualifiers contained in such covenants, warranties, and to its actual knowledge). Except as amended hereby, all terms and conditions of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Borrower hereby certifies to Bank that it has the requisite right, power and authority to enter into this Amendment and to perform its obligations under the Loan Documents.

8. Intentionally omitted.

9. No Novation. Nothing contained in this Amendment is intended to effectuate, nor shall this Amendment be construed to effectuate, a novation or an accord and satisfaction of any of the indebtedness outstanding under or secured by the Loan Documents.

10. Further Assurances. Borrower hereby agrees to execute and deliver within a reasonable time to Bank, at Bank’s request, such other documents as Bank deems reasonably necessary to evidence the transaction contemplated herein and/or to perfect or otherwise secure Bank’s interest in the Collateral, provided that such documents do not increase the obligations of Borrower or decrease the rights of Borrower under the Loan Documents, other than to a de minimis extent.

11. Expenses. All reasonable, out-of-pocket expenses incurred by Bank incident to the transactions contemplated herein, including, without limitation, reasonable legal and other expenses, shall be borne and paid by Borrower.

12. Full Force and Effect. Except as expressly modified and amended hereby, the Loan Documents shall continue in full force and effect and, as thus modified and amended, are hereby ratified, confirmed and approved. In the event of any conflict between the terms in this Amendment and any of the Loan Documents as to the substance of this Amendment only, the terms of this Amendment shall control.

13. Binding Effect. This Amendment applies to, inures to the benefit of and is binding not only on the parties hereto, but on their heirs, executors, administrators, successors and assigns.

14. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Illinois.

15. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed copies of this Amendment and all other Loan Documents maintained by Bank shall be deemed to be originals thereof.

16. Waiver. To the extent that Borrower has actual knowledge of any offsets, defenses, claims or counterclaims in its favor under the Loan Documents as of the date hereof, Borrower affirmatively WAIVES and RENOUNCES such offsets, defenses, claims or counterclaims as of the date hereof, provided that the foregoing shall not act as a waiver or release of any offsets, defenses, claims or counterclaims of Borrower arising subsequent to the date hereof.

17. Final Agreement. THE ORIGIANL LOAN DOCUMENTS AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, Borrower has caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

GALAXY GAMING, INC.,
a Nevada corporation

By:	/s/ Steven Kopjo
Name: Steven Kopjo
Title: Chief Financial Officer

Amendment to Loan Documents and Ratification of Guaranty – Signature Page

IN WITNESS WHEREOF, Bank has caused this Amendment to be duly executed and delivered as of the day and year first above written.

BANK:

BMO BANK N.A., a national banking association

By:	/s/ Mark R. Motuelle
Name: Mark R. Motuelle
Its: Director

Amendment to Loan Documents and Ratification of Guaranty – Signature Page

CONSENT OF GUARANTOR

The undersigned (“Guarantor”) consents to the First Amendment to Loan Documents (the “Amendment”) to which this Consent is attached, and hereby acknowledges and agrees as follows:

1.	Representations and Warranties. Guarantor hereby represents and warrants to Bank as of the date hereof, and to its actual knowledge that:

(i) The Guaranty is in full force and effect against Guarantor and has not been modified, amended or changed, except as expressly provided in this Amendment;

(ii) As of the date hereof, there are no charges, liens, claims, defenses or setoffs in favor of Guarantor under any of the Loan Documents, including, without limitation, any charges, liens, claims, defenses or setoffs under or against the validity or enforceability of any of the Loan Documents according to their respective terms;

(iii) All of the representations, and warranties of Guarantor set forth in the Guaranty, as any of such Guaranty may have been modified by this Amendment, are true and correct, in all material respects, as of the date hereof (except for any representations or warranties which are by their terms made as of a specific date, in which case, such representations and warranties were true and correct as of such specified date); and

(iv) No Default or Event of Default caused by Guarantor has occurred and is continuing under the Guaranty.

2.

Reaffirmation and Ratification of Guaranty. Guarantor hereby ratifies, confirms and reaffirms all covenants, warranties and representations set forth in the Guaranty as being true as of the date hereof (taking into account any knowledge or other qualifiers contained in such covenants, warranties, and representations), to its actual knowledge. All terms and conditions of the Guaranty shall remain in full force and effect and are hereby ratified and confirmed. Guarantor hereby certifies to Bank that Guarantor has the requisite right, power and authority to enter into this Consent and to perform Guarantor’s obligations under the Guaranty.

3.

Waiver. To the extent that Guarantor has actual knowledge of any offsets, defenses, claims or counterclaims in its favor under the Loan Documents as of the date hereof, Guarantor affirmatively WAIVES and RENOUNCES such offsets, defenses, claims or counterclaims as of the date hereof, provided that the foregoing shall not act as a waiver or release of any offsets, defenses, claims or counterclaims of Guarantor arising subsequent to the date hereof.

All capitalized terms not otherwise defined herein shall have the meaning given in the First Amendment.

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IN WITNESS WHEREOF, Guarantor has caused this Consent to be duly executed and delivered as of the date of the Amendment.

GUARANTOR:

PROGRESSIVE GAMES PARTNERS, LLC, a Nevada limited liability company

By:	/s/ Steven Kopjo
Name: Steven Kopjo
Title: Chief Financial Officer

GALAXY GAMING-01, LLC, a Nevada limited liability company

By:	/s/ Steven Kopjo
Name: Steven Kopjo
Title: Chief Financial Officer

Schedule I

to Compliance Certificate

GALAXY GAMING, INC.

Compliance Calculations

for Credit Agreement dated as of January 6, 2025

Calculations as of _____________, _______

A. Total Funded Debt/EBITDA Ratio (Section 7.12(a))
1. Total Funded Debt	$	___________
2. Subordinated Debt 3.Line A1 minus A2 (Total Senior Funded Debt)		___________
4. Net Income for past 4 quarters		___________
5. Interest Expense for past 4 quarters		___________
6. Income taxes for past 4 quarters		___________
7. Depreciation and Amortization Expense for past 4 quarters		___________
8. Non-recurring expenses for past 4 quarters		___________
9. All other permitted add-backs set forth in subsections (iv)-(vi), (viii) and (ix) of the definition of EBITDA		___________
10. Sum of Lines A4, A5, A6, A7, A8, and A9		___________

11.  To the extent included as income in determining such net income for such period, the sum of the following past 4 quarters: (i) non-recurring gains, (ii) foreign currency exchange gain, and (iii) gain on sale of assets

___________
12. Line A10 minus A11 (“EBITDA”)		___________
13. Ratio of Line A1to A12		____:1.0
14. Line A13 ratio must not exceed		____:1.0
15. Borrower is in compliance (circle yes or no)		yes/no
B. EBITDA (Section 7.12(b))
1. Total EBITDA	$	___________
2. Line B1 shall not be less than		$11,000,000
3. Borrower is in compliance (circle yes or no)		yes/no

C. Fixed Charge Coverage Ratio (Section 7.12(c))
1. EBITDA	$	___________
2. less Unfinanced capital expenditures (for the past 4 quarters)	$	___________
3. less cash taxes (for the past 4 quarters)	$	___________
4. less dividends (for the past 4 quarters)	$	___________
5. Schedule principal payments made or to be made during (for the past 4 quarters)	$	___________
6. Cash Interest Expense (for the past 4 quarters)	$	___________
7. Ratio of Line C1 less the sum of Lines C2, C3 and C4 to the sum of Lines C5 & C6		____:1.0
8. Line C7 ratio must not be less than		1.10:1.0
9. Borrower is in compliance (circle yes or no)		yes/no
D. Capital Expenditures (Section 7.12(d))
1. Year-to-date Capital Expenditures	$	___________
2. Maximum permitted amount	$	___________
3. Borrower is in compliance (circle yes or no)		yes/no